Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

To:

AMYLYX PHARMACEUTICALS, INC.

43 Thorndike Street

Cambridge, MA 02141

Attention:

Joshua Cohen (Co-CEO)

8 August 2023

Dear Sirs,

Commercial Supply Agreement

We acknowledge receipt of your letter including the proposal that Amylyx Pharmaceuticals, Inc. will execute the Commercial Supply Agreement contained thereto and we hereby return to you a copy of such Commercial Supply Agreement duly signed by our authorised signatory in sign of our full, irrevocable and unconditional acceptance thereof.

* * *

“To:

ICE S.p.A.

Via Sicilia 8/10

42122 – Reggio Emilia (RE)

Attention:

Agostino Barazza (CEO)

Dear Sirs,

Commercial Supply Agreement

8 August 2023

Following our recent understandings, please find below the Commercial Supply Agreement that we propose ICE S.p.A.

executes.

*** *** ***

Commercial Supply agreement

between

ICE S.p.A.

and

AMYLYX PHARMACEUTICALS, INC.

This supply agreement (the “Agreement”) is entered into between

(1)
ICE S.p.A., a company incorporated under the laws of Italy, registered with the companies register of Reggio Emilia under number 01227810353 and having its registered office in Via Sicilia 8/10, 42122, Reggio Emilia, Italy (“ICE”); and

(2)
Amylyx Pharmaceuticals, Inc. a company incorporated under the state laws of Delaware, USA, whose registered office is at 43 Thorndike Street, Cambridge, MA 02141 (the “Customer” or “AMYLYX” and, jointly with ICE, the “parties” and each a “party”).

RECITALS

(A)
ICE is a chemical company that, inter alia, carries on the business of manufacturing and supplying the API (as defined below).

(B)
The Customer is a pharmaceutical company involved in the development, manufacturing and marketing of medicinal neurodegenerative products.
(C)
ICE developed tauroursodeoxycholic acid [***] (as defined below, the API) specifically for the Customer, carrying out significant investments as well as chemical and technical searches, bearing the related costs, for the development of the API.
(D)
On December 9, 2019, the parties executed a Research, Development and Supply Agreement (as subsequently amended, the “RDS Agreement”), which provided the details of the ICE and Customer relationship in advance of the Finished Product becoming commercialized. At the time, the clinical phases to obtain the relevant regulatory approvals for the pharmaceutical use of the Finished Product (whose costs were borne by ICE) were still ongoing.
(E)
Since then:

(a)
Amylyx’ Finished Product named AMX0035 completed the clinical phases and obtained regulatory approval in the US, thus overcoming the previously existing uncertainty over the timeline of its commercial launch;

(b)
The said Finished Product obtained patent protection under Customer’s IPR at least until 2040; and

(c)
ICE made inter alia significant investments in expanding its production capacity as to support the Customer’s potential demand.
(F)
ICE may also supply the API and/or the Alternative API to the Customer for the development of other innovative medicinal neurodegenerative products to which patent protection may be sought. ICE is willing to assist the Customer in the development of such products, including any relevant regulatory approvals.
(G)
The Customer wishes to buy from ICE, and ICE wishes to supply to the Customer, the API on the terms and conditions set out in this Agreement, that shall replace and supersede the RDS Agreement.

Agreed terms

1.
Interpretation

The following definitions and rules of interpretation in this clause apply in this Agreement.

1.1
Definitions. In addition to the terms elsewhere defined in this Agreement, the following words and expressions shall be given the meaning ascribed to each of them below:

Affiliate: with respect to an entity, any other entity that directly or indirectly (through, inter alia, one or more entities) Controls or is Controlled by, or is under common Control with, that first entity. Control shall mean (i) the holding of the majority of the voting rights, or (ii) the right to appoint or remove a majority of board of directors or equivalent managing body. Controlling and Controlled shall be construed accordingly.

Alternative API: an active pharmaceutical ingredient chemically identical to the API, but manufactured by an alternative route or using alternative raw materials than the API.

API: the active pharmaceutical ingredient, which for the purpose of this Agreement shall mean tauroursodeoxycholic acid [***].

Apparent Defect: any Defect that can be detected by visual inspection of the API and/or any release analysis of the API to be carried out by the Customer.

Applicable Laws: the laws, regulations and mandatory rules and guidance in force in the territory in which the Customer intends to distribute and sell the Finished Product, as amended and updated from time to time.

Business Day: a day, other than a Saturday, Sunday or public holiday in Italy and/or the United States.

Calendar Day: means the twenty-four (24) hour period from midnight to midnight and includes Saturday, Sundays an all public holidays.

Calendar Year: means the one-year (1) year period from January 1 to December 31.

Commencement Date: August 8, 2023.

Defect: a material non-conformity of the API to the Specification on Delivery and “Defective” shall be construed accordingly.

Delivery: completion of delivery of API specified in an Order in accordance with clause 7.2 or clause 7.4(a) and “Delivered” shall be construed accordingly.

Delivery Date: the date on which the API specified in the Order will be ready for collection as confirmed by ICE in accordance with clause 9.2(b).

Delivery Location: ICE Facility, at via Novi 78, 15060 Basaluzzo, AL, Italy.

Facility: the facility owned and/or operated by ICE at which the API is manufactured.

Finished Product: any Customer’s products for the treatment of neurological diseases or disorders that contains the API or Alternative API manufactured under this Agreement.

Force Majeure Event: has the meaning given in clause 23.1.

Foreground IPRs: all new Intellectual Property Rights that are generated by or on behalf of ICE in the course of the performance of its obligations under this Agreement, including any improvement, development, enhancement, modification or derivative of the Background IPRs, of the API or of any proprietary aspect of ICE's manufacturing process for the API.

Group: in relation to a company, that company and any Affiliate, from time to time, of that company.

ICE Background IPRs: all Intellectual Property Rights of which ICE, or a member of ICE's Group, is the owner or licensee, and which existed before the Commencement Date or were generated independently of this Agreement, and are used by ICE in the performance of its obligations under this Agreement, including all Intellectual Property Rights in or arising out of the API and ICE's manufacturing process for the API.

Initial Forecast: the agreed forecast of the Customer’s API demand from the Commencement Date until [***], a copy of which is attached as Schedule 2.

Intellectual Property Rights or IPRs: patents, utility models, rights to inventions, copyright and neighbouring and related rights, moral rights, trade marks and service marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, any rights and all similar or equivalent rights or forms of protection that subsist or will subsist now or in the future in any part of the world.

Joint Steering Committee (JSC): has the meaning as defined in clause 22.1 of this Agreement.

Latent Defect: any Defect that cannot be detected by visual inspection of the API and/or any release analysis to be carried out by the Customer.

Mutual Confidentiality Agreement or CDA: the non-disclosure agreement signed by the parties on [***] and attached hereto as Schedule 3.

Order: an order for API submitted by the Customer in accordance with clause 9.

Price (or Prices): the price or prices of the API as determined in accordance with clause 5.1.

Quality Agreement: the agreement entered into on the date hereof that, inter alia, which includes the Specifications of the API and defines the responsibilities relative to quality tasks to assure the manufacture, supply and use of safe materials acceptable for pharmaceutical use.

Regulatory Authority: any competent regulatory authority with jurisdiction over the manufacturing by ICE of the API at the Facility or the supply by the Customer of the Finished Products in any of the main markets, which include, but not limited to the European Medicines Agency, Health Canada, the Pharmaceuticals and Medical Devices Agency of Japan and the United States Food and Drug Administration, and in each case including any successor regulator from time to time.

Specifications: the specifications of the API set forth within, and modified from time to time, in the Quality Agreement.

Term: the Initial Term as may be renewed.

1.2
Clause, Schedule and paragraph headings shall not affect the interpretation of this Agreement.
1.3
A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.4
The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Schedules.
1.5
A reference to a month shall be a reference to a calendar month and a reference to a year shall be a reference to a calendar year.

1.6
Unless the context otherwise requires, words in the singular shall include the plural and vice versa.
1.7
This Agreement shall be binding on, and inure to the benefit of, the parties to this Agreement and their respective personal representatives, successors and permitted assigns, and references to any party shall include that party's personal representatives, successors and permitted assigns.
1.8
A reference to a statute or provision is a reference to it as amended, extended or re-enacted from time to time.
1.9
A reference to a statute or provision shall include all subordinate legislation made from time to time under that statute or provision.
1.10
References to clauses and Schedules are to the clauses and Schedules of this Agreement; and references to paragraphs are to paragraphs of the relevant Schedule.
1.11
Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2.
Subject matter

This Agreement sets out the terms and the conditions that apply to the sale by ICE to the Customer, and the purchase by the Customer from ICE, of the API during the Term.

SECTION I: COMMERCIAL TERMS

3.
Commencement and Term

This Agreement shall begin on the Commencement Date and shall continue until 31 December 2028 (the “Initial Term”). At the conclusion of the Initial Term the, the JSC shall determine whether this Agreement shall be renewed, according to the provisions of clause 22 below.

4.
Supply of products

4.1
During the Term:
(a)
the Customer shall purchase all of its requirements for the API on an exclusive basis from ICE;
(b)
ICE shall sell the API to the Customer on an exclusive basis only for the purpose of allowing the Customer to conduct their development and commercial programs to treat any neurological disease or disorder in accordance with clause 4.3.

It is agreed between the Parties that, should the Customer use an Alternative API to produce AMX0035 and/or other finished products to treat any neurological disease or disorder, the Customer shall purchase all of its requirements for the Alternative API on an exclusive basis from ICE and ICE shall sell the Alternative API to the Customer on an exclusive basis only for the purpose of allowing the Customer to conduct their development and commercial programs to treat any neurological disease or disorder in accordance with clause 4.3. In such a case, the terms and conditions of this Agreement shall also apply to the Alternative API and any reference to the API shall be deemed made (also) to the Alternative API.

It is further understood that ICE shall be free to sell the API (and, in case, the Alterative API) to any third party that, after due enquiry, declares that it does not intend to use the API for the treatment of neurological diseases or disorders.

4.2
During the Term, ICE shall supply Customer such quantities of API as the Customer may order, provided that:
(a)
except for the Calendar Year 2023 (for which the provisions of letter (b) below apply), the minimum amount of the API that the Customer shall purchase in each calendar year from ICE is equal to [***];
(b)
exclusively with reference to the period from the Commencement Date until 31 December 2023, AMYLYX shall purchase from ICE [***] of API; and
(c)
in case the Customer needs in any Calendar Year (different from 2023) more than [***] of API, it shall let ICE know with a written notice with [***] written notice. In this case, ICE shall be allowed to sell to the Customer the API produced in other facilities of the group to which ICE belongs and the parties shall cooperate to this end.
4.3
Customer shall use the API for the sole purpose of manufacturing and commercializing the Finished Product to treat neurological diseases or disorders.

5.
Prices

5.1
The Price for the entire Term shall be the price set out in Schedule 1.
5.2
The Price is exclusive of any amounts in respect of any and all taxes and tariffs. The Customer shall, on receipt of an invoice for the same from ICE, pay to ICE any additional amounts in respect of any and all taxes and tariffs as are chargeable on a supply of the API.

6.
Terms of payment

6.1
ICE shall be entitled to invoice the Customer for each Order on or at any time after Delivery.
6.2
The Customer shall pay all invoices (including disputed invoices) in full and in cleared funds within [***] days of the date of such invoices, without any set-off, counterclaim, deduction or withholding. Payment shall be made to the bank account nominated in writing by ICE. All payments under this Agreement shall be in United States Dollars (USD). In case of delayed payments, on any due amount interests in an amount equal to [***] per month shall automatically apply.
6.3
All payments payable to ICE by the Customer under this Agreement shall become immediately due and payable on expiry or termination of this Agreement for any reason. This clause 6.3 is without prejudice to any right to claim for interest under the law or under this Agreement.
6.4
The Customer cannot raise objections and exceptions (including breaches of this Agreement by ICE and/or the existence of any dispute on any invoice) to avoid or delay the payment of any invoice, provided that the Client shall have the right to dispute an invoice. In such a case, Customer will notify ICE within [***] days of receipt of the invoice containing the disputed amount, and the parties will then work together in good faith, to resolve the dispute.

7.
Delivery

7.1
The Customer will collect released API, in accordance with EXW – INCOTERMS 2020, from the Delivery Location on the Delivery Date.
7.2
Delivery is completed when ICE places the API at the Customer's disposal at the Delivery Location. At the scheduled time for Delivery, the Customer or its carrier may enter the Delivery Location provided that the attendees comply with site rules provided by or on behalf of ICE and any specific directions given to the attendees while on-site at the Delivery Location. Collection activities shall be made in the shortest time possible by qualified personnel.
7.3
ICE shall have no liability for any failure or delay in delivering an Order to the extent that any failure or delay is caused by the Customer's negligence or failure to comply with its obligations under this Agreement or by a Force Majeure Event.
7.4
If the Customer fails to take delivery of an Order in accordance with clause 7.1, then, except where that failure or delay is caused by ICE's failure to comply with its obligations under this Agreement:
(a)
delivery of the Order shall be deemed to have been completed at 6.00pm CET on the Delivery Date; and
(b)
ICE shall store the Order until delivery takes place and charge the Customer for all related costs and expenses (including insurance).

8.
Forecasts

8.1
Without prejudice to the Customer’s obligations under clause 4.1(a), the Parties agree that:
(a)
the Initial Forecast provides the forecast of the Customer’s API demand until [***];

(b)
the [***] months of the Initial Forecast (the “First Period Committed Amounts”) are binding upon the Customer and ICE;
(c)
Within [***] days from the Commencement Date, and then subsequently within [***] days of the commencement of each month for the entire Term, transmit a forecast of its requirements of API and of estimated delivery dates for the following [***] month period (each, a “Rolling Updated Forecast”) in writing, which covers the [***] period starting from the month immediately following the one when the Rolling Updated Forecast is issued and which:
(i)
shall not amend the quantities of the residual [***] binding portion of any previous forecast;
(ii)
add [***] whose quantities are binding upon the Customer only (the “Rolling Binding Month”); and
(iii)
provide for an updated non-binding forecast of the subsequent [***] period;
(d)
ICE shall be free to accept the quantities of the Rolling Binding Month included in any Rolling Updated Forecast, provided that such acceptance shall not be unreasonably withheld by ICE. ICE shall notify the Customer within [***] Business Days of receiving each Rolling Updated Forecast whether it accepts the quantities included in the Rolling Binding Month. In lack of any reply, or if ICE does not accept the Rolling Binding Month, the parties shall negotiate in good faith to attempt to agree the Rolling Binding Month promptly;
(e)
upon acceptance by ICE of the quantities included in any Rolling Binding Month, such Rolling Binding Month shall become binding upon the Parties; and
(f)
the Customer shall act in good faith when forecasting its requirements for API.
8.2
It is agreed that:
(a)
the Customer shall issue to ICE Orders that confirm:
(i)
the quantities of API included in the First Period Committed Amount, within [***] Calendar Days of the Commencement Date ; and
(ii)
any agreed Rolling Binding Month, within [***] Calendar Days of the date when ICE accepts the Rolling Binding Month;
(b)
ICE shall confirm in writing the acceptance of said Orders within [***] Business Days of receipt (such confirmation shall not be withheld to the extent the Orders effectively reflect the First Period Committed Amounts and each agreed Rolling Binding Month) by issuing an order number. No such Order shall be deemed to be accepted by ICE until it formally replies to the Customer in this respect; and
(c)
the Customer shall ensure that all such Orders are submitted in all other respects in accordance with clause 9.

9.
Orders

9.1
Without prejudice to the provisions of clause 8, each Order, shall also:

(a)
be given in writing;
(b)
specify the type and quantity of the API ordered; and
(c)
specify the Customer’s proposed Delivery Date on which the API specified in the Order is to be ready for collection, which shall be at least [***] days after the date of deemed receipt of the Order by ICE.
9.2
Without prejudice to the provisions of clause 8, ICE shall notify the Customer in writing whether it accepts the Order and such notification shall include:
(a)
the Order number; and
(b)
the confirmed Delivery Date on which the API specified in the Order will be ready for collection.
9.3
In no event shall any terms or conditions included by the Customer on any Order purchase order, invoice or acknowledgement thereof or any other document, whether paper, electronic or otherwise, relating thereto, apply to the relationship between the parties under this Agreement, unless such terms are expressly agreed to by the parties in writing.
9.4
If there is any conflict between the terms of any Order and the terms of this Agreement, the terms of this Agreement shall prevail.

10.
Title and risk

10.1
Risk in the API shall pass to the Customer on Delivery, except where it passes earlier under clause 7.4 due to non-collection.
10.2
Title to the API delivered to the Customer shall pass to the Customer on Delivery.

SECTION II: QUALITY ASPECTS

11.
Acceptance and defective products

11.1
ICE represents, warrants that the API supplied to the Client will be free from Defects.
11.2
If a Delivery of API is Defective, then the Client shall have the right, as exclusive remedy, to reject such non-conforming Delivery of API.
11.3
The Customer may reject any Defective API Delivered to it, provided that:
(a)
written notice of rejection is given to ICE in accordance with clause 11.4; and
(b)
none of the events listed in clause 11.5 apply.
11.4
If the Customer wishes to reject any delivery of the API:
(a)
on the basis of an Apparent Defect, it shall notify ICE within [***] Business Days after Delivery of the API;
(b)
on the basis of a Latent Defect, it shall notify ICE within [***] Business Days after the Customer’s discovery of the same.

Any such notification must be in writing and include a detailed indication of the reasons for rejection (including details and evidence of any tests or inspections carried out, the associated results and observations, and any other basis for concluding that the API is Defective) and evidence that the Customer has complied with all the necessary and appropriate measures and procedure for the storage and preservation of the API in order to preserve its integrity and characteristics. Unless the Customer provides the above-mentioned written notification within the applicable above-mentioned timescale, the Customer shall be deemed to have accepted the API and shall not be entitled to reject the same.

11.5
The events referred to in clause 11.3(b) comprise the following:
(a)
the Customer has not complied with all the necessary and appropriate measures and procedure for the storage and preservation of the API in order to preserve its integrity and characteristics;
(b)
any Latent Defect was not discovered within [***] months of Delivery of the API;
(c)
the Customer makes any further use of the API after giving notification in accordance with clause 11.4;
(d)
the relevant Defect was caused by any act, omission or circumstance that takes place after the API is delivered;
(e)
the Customer or its agent or contractor alters, repairs, reprocesses or reworks that API without the written consent of ICE; or
(f)
the API differs from the Specification because of changes made to ensure compliance with Applicable Laws or regulatory requirements.
11.6
Within [***] Business Days after any notification in writing from the Customer referred to under clause 11.4, and provided that the conditions set out under clause 11.5 are met, the Customer shall deliver to ICE a sample of the allegedly Defective API (the “Sample”).
11.7
Within [***] Business Days after receipt of the Sample by ICE (the “Evaluation Period”), ICE will perform the relevant controls on its retained samples of the API and on the Sample to evaluate the claimed Defect and determine whether such API is Defective. If ICE, after performing the relevant controls, confirms that the API is Defective, ICE shall, as it determines:
(a)
within [***] Business Days after the end of the Evaluation Period, replace the Defective API with conforming API; or
(b)
deduct the price paid by Customer for the Defective API from its next invoice to the Customer or send the Customer a credit note for the same amount.

Lack of any reply by ICE within the Evaluation Period implies that, according to ICE, the API at hand is not Defective.

11.8
Should any dispute arise between the parties in relation to the existence of the claimed Defects in the API, such dispute shall be discussed by the JSC, that shall be convened for this purpose within [***] Business Days of the expiry of the Evaluation Period. The JSC shall try to find a mutually satisfactory solution to the matter within [***] Business Days of the expiry of the Evaluation Period. In case the JSC is not able to find a mutually satisfactory solution, the issue shall be resolved by a third-party expert or an independent testing entity of international recognised reputation within the pharmaceutical industry (the “Expert”), selected by the JSC and jointly appointed by the Parties. Each party agrees to cooperate with the Expert and provide to the Expert, samples of any API in its possession that are the subject of the dispute to allow any testing required by the Expert. Each party agrees to act promptly to meet its obligations under this clause and bear the cost of doing so. The Expert shall decide the dispute on the basis of the Specification and his decision, which will be notified to the Parties in writing, shall be final and binding on the Parties and may not be challenged by the same (except in the case of manifest error). The parties will not progress any substantive proceedings in the courts until the applicable procedure under this clause is completed, except to the extent that a party's right to issue proceedings would be prejudiced by delay. The expenses of the Expert shall be borne by the party against whom the Expert’s decision is rendered. In the event that the Expert determines that the API is Defective, ICE shall, as it determines:

(a)
within [***] Business Days after the Expert’s decision is notified to the parties, replace the Defective API with conforming API; or
(b)
deduct the price paid by Customer for the Defective API from its next invoice to the Customer or send the Customer a credit note for the same amount.
11.9
Where ICE confirms that the API is Defective under clause 11.7, or the Expert determines the same under clause 11.8, once ICE has complied with its obligation to replace the Defective API, deduct the price paid for the Defective API from its next invoice or send the Customer a credit note (at ICE’s determination), it will have no further liability to the Customer (whether based on contract, tort, negligence, or otherwise) for the Defective API and any failure that gave rise to the relevant right of rejection. The terms of this Agreement will apply to any replacement API supplied by ICE.
11.10
To the maximum extent permitted by the law, the remedies provided in this clause 11 shall be exclusive and in lieu of any other right, action, defence, claim or remedy of the Customer provided by the law or otherwise (including this Agreement) in connection with or by virtue of the presence of Defects in the API. In particular, for the avoidance of doubts, to the maximum extent permitted by the law, the parties agree that: (a) no right, action, defence, claim or remedy shall be available to the Customer in case of defects of the API different from the Defects and (b) ICE does not represent and warrant, nor undertake, that the API is fit for the manufacturing and sale of any product by the Customer and/or for any other use the Customer intends to make of the API.
11.11
For the avoidance of doubts, the fact that the Customer has made a claim for Defects pursuant to this clause 11 shall not relive the same from its payment obligations hereunder.

SECTION III: INDEMNIFICATION PROVISIONS

12.
Indemnity

12.1
Each party (the “Indemnifying Party”) shall indemnify and hold the other party and its officers, directors and employees (the “Indemnified Party”) harmless from and against any and all third party damage, liability and cost, including court costs and all reasonable legal fees (collectively “Claims”), which in each case result from or arises directly out of the Indemnifying

Party’s material breach of this Agreement to the extent caused by gross negligence, fraud or willful misconduct of the Indemnifying Party.

12.2
The Indemnifying Party’s liability under the indemnity in clause 12.1 is conditional on the Indemnified Party discharging the following obligations. If any third party makes a Claim that may reasonably be considered likely to give rise to a liability under the indemnity in clause 12.1, the Indemnified Party shall:
(a)
as soon as reasonably practicable, give written notice of the Claim to the Indemnifying Party, specifying the nature of the Claim in reasonable detail;
(b)
not settle the Claim nor make any admission of liability, agreement or compromise in relation to the Claim without the prior written consent of the Indemnifying Party;
(c)
at the Indemnifying Party’s expense, cooperate fully with the Indemnifying Party and its professional advisers in relation to the conduct of the Claim, including by giving the Indemnifying Party and its professional advisers access at reasonable times (on reasonable prior notice) to its premises and its officers, directors, employees, agents, representatives or advisers, and to any relevant assets, accounts, documents and records within the power or control of the Indemnified Party, to enable the Indemnifying Party and its professional advisers to examine them and to take copies (at the Indemnifying Party's expense) in order to assess the Claim; and
(d)
be deemed to have given the Indemnifying Party sole control and authority to avoid, dispute, settle, compromise or defend the Claim, provided that the Indemnifying Party:
(i)
shall keep the Indemnified Party duly informed on the state of the Claim; and
(ii)
shall not agree, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), to any settlement of the Claim that does not include a complete release of the Indemnified Party from all liability with respect thereto.

In case it is not possible to apply the provisions of this clause 12.2 for reasons connected to the procedural rules applicable to the claim, the Parties shall act so that the substantial content of this clause is preserved.

12.3
The Indemnified Party shall, in relation to any loss or damage it may suffer or incur as a result of an event that may give rise to a claim under the indemnity in clause 12.1, take all reasonable steps to avoid or mitigate that loss or damage including by pursuing any relevant third party, or claiming under any relevant insurance policy for the loss or damage.

13.
Limitation of liability

13.1
SUBJECT ALWAYS TO CLAUSE 13.5, THE AGGREGATE AMOUNT OF ALL LIABILITIES OF A PARTY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT AND/OR THE QUALITY AGREEMENT, INCLUDING THE INDEMNIFICATION OBLIGATIONS UNDER CLAUSE 12.1 OF THIS AGREEMENT, IN EACH CASE (WHETHER ARISING FROM BREACH OF CONTRACT (INCLUDING NEGLIGENT BREACH OF CONTRACT), TORT (INCLUDING NEGLIGENCE), BREACH OF STATUTORY DUTY, MISREPRESENTATION, RESTITUTION OR OTHERWISE) SHALL BE LIMITED,

IN ANY GIVEN CALENDAR YEAR, TO [***], PROVIDED THAT, IN ANY EVENT, SUCH LIABILITY SHALL NOT EXCEED IN THE AGGREGATE [***].

13.2
SUBJECT ALWAYS TO CLAUSE 13.5, IN NO EVENT (WHETHER ARISING FROM BREACH OF CONTRACT (INCLUDING NEGLIGENT BREACH OF CONTRACT), TORT (INCLUDING NEGLIGENCE), BREACH OF STATUTORY DUTY, MISREPRESENTATION, RESTITUTION OR OTHERWISE) SHALL EITHER PARTY BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT AND/OR THE QUALITY AGREEMENT FOR ANY:
(A)
LOSS OF PROFIT;
(B)
LOSS OF USE OF OR CORRUPTION OF SOFTWARE, DATA OR INFORMATION;

(C)
LOSS OF USE, LOSS OF SALES, LOSS OF REVENUE, LOSS OF PRODUCTION OR LOSS OF BUSINESS;
(D)
LOSS OF AGREEMENTS OR CONTRACTS;
(E)
LOSS OF ANTICIPATED SAVINGS;
(F)
LOSS OF OR DAMAGE TO GOODWILL OR REPUTATION; OR
(G)
INDIRECT OR CONSEQUENTIAL LOSS.
13.3
NOTHING IN THIS CLAUSE 13 SHALL LIMIT THE CUSTOMER’S OBLIGATION OR LIABILITY TO PAY FOR API SUPPLIED TO IT IN ACCORDANCE WITH THIS AGREEMENT.
13.4
WITHOUT PREJUDICE TO THE ABOVE EXCLUSIONS AND RESTRICTIONS, BUT SUBJECT ALWAYS TO CLAUSE 13.5, A PARTY SHALL NOT BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS UNDER CLAUSE 12.1) AND/OR THE QUALITY AGREEMENT (WHETHER ARISING FROM BREACH OF CONTRACT (INCLUDING NEGLIGENT BREACH OF CONTRACT), TORT (INCLUDING NEGLIGENCE), BREACH OF STATUTORY DUTY, MISREPRESENTATION, RESTITUTION OR OTHERWISE) FOR ANY CLAIM THAT IS NOTIFIED TO THAT PARTY LATER THAN 1 YEAR AFTER THE EXPIRY OF THIS AGREEMENT.
13.5
NOTHING IN THIS AGREEMENT WILL OPERATE TO EXCLUDE OR RESTRICT ANY LIABILITY OF A PARTY FOR FRAUD OR FRADULENT MISREPRESENTATION, DEATH OR PERSONAL INJURY CAUSED BY A PARTY’S NEGLIGENCE OR ANY MATTER FOR WHICH IT IS NOT PERMITTED BY LAW TO EXCLUDE OR LIMIT, OR TO ATTEMPT TO EXCLUDE OR LIMIT, ITS LIABILITY.

14.
Insurance

14.1
During the Term, each party shall maintain in force appropriate insurance cover in respect of its potential liabilities arising out of this Agreement. In particular, each party shall keep a third party damage insurance equal to [***]. Each party shall provide to the other, promptly on written request, copies of the insurance policy certificates in respect of such cover and reasonable evidence that the policies to which those certificates relate remain in force.

SECTION IV: OTHER PROVISIONS

15.
Assistance with registration

15.1
ICE undertakes to use its reasonable commercial efforts to support the Customer in the registration process of the Finished Product before any Regulatory Authority. In particular, ICE undertakes, at the Customer’s request, to submit the API Drug Master File before any Regulatory Authority in the US, EU, Canada and Japan, at ICE’s costs. ICE’s support with respect to the registration submission in any other country as well as any other supportive activity done by ICE shall be discussed in good faith between the parties, provided that in no event shall ICE bear the cost of any such activity.

16.
Assignment and other dealings

16.1
Subject to clause 16.2, neither party shall novate, assign, transfer, mortgage, charge, subcontract, delegate, declare a trust over or deal in any other manner with any or all of its rights and obligations under this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

16.2
Notwithstanding the foregoing, each party may, without consulting or obtaining consent from the other, at any time assign or otherwise transfer this Agreement and/or any of its rights and obligations hereunder to any person to which it transfers all, or substantially all, of its business or that part of its business to which this Agreement relates (the "Transferee") provided that the Transferee undertakes in writing to the other party to be bound by the transferor’s obligations under this Agreement. The transfer can be prevented only if the non-transferring party can demonstrate that there are objectively justifiable reasons why further to the transfer of the Agreement the Transferee would not be able to comply with the terms of the Agreement.

17.
Confidentiality

17.1
The terms of the Mutual Confidentiality Agreement shall govern the confidentiality and non- disclosure obligations of the parties and shall be deemed as an integral part of this Agreement and attached hereto as Schedule 3. For clarity, the parties agree that the CDA shall apply to this Agreement for the entire Term.
17.2
The parties hereby agree that regardless of the content of the Mutual Confidentiality Agreement, each party shall be allowed to disclose this Agreement (except for the Initial Forecast and any updates thereof, and any other forecasts) to any third party interested in directly or indirectly investing in or acquiring such party and/or its business to which this Agreement relates, provided that any such third party shall be bound by confidentiality obligations substantially analogous to those set out under the Mutual Confidentiality Agreement. In such a case, the disclosing party shall inform the other party in advance of such disclosure.

18.
Intellectual Property Rights

18.1
The Customer acknowledges that the ICE Background IPRs are and remain the exclusive property of ICE or, where applicable, the third party licensor from whom ICE derives the right to use them.
18.2
The parties acknowledge and agree that, as between ICE and the Customer, the IPRs relating to the Finished Product (excluding the ICE Background IPRs) exclusively belong to Customer.
18.3
Without prejudice to clause 18.2, each party undertakes not to use the other party’s name, trademark or corporate name and not to refer to any time to the business relationships existing between them for advertising, promotional or other purposes without the other party’s prior authorization in writing not to be unreasonably withheld or delayed.
18.4
In any case, neither party shall make any use of the other party’s name, trademark or corporate name in a way that might result, either directly or indirectly, in harm to the other party’s business or products.

19.
Termination and Suspension

19.1
Without affecting any other right or remedy available to it, either party may terminate this Agreement with immediate effect by giving written notice to the other party if:
(a)
the other party fails to pay any undisputed amount due under this Agreement on the due date for payment and remains in default not less than [***] days after being notified in writing to make such payment;
(b)
the other party commits a material breach of any other term of this Agreement and that breach is irremediable or (if that breach is remediable) fails to remedy that breach within a period of [***] days after being notified in writing to do so. For the purposes of this clause 19, a breach shall be considered capable of remedy if the party in breach can comply with the relevant provision in all respects other than as to time of performance;
(c)
the other party files for bankruptcy, becomes insolvent or ceases to carry on all or substantially the whole of its business; or
(d)
any Force Majeure Event prevents, hinders or delays the other party’s performance of its obligations under this Agreement for a continuous period of more than four (4) months.
19.2
Without limiting its other rights or remedies, ICE may suspend provision of the API under this Agreement subject to any of the events listed below:
(a)
the Customer suspends, or threatens to suspend, payment of its debts or is unable to pay its debts as they fall due or admits inability to pay its debts or is deemed unable to pay its debts under relevant laws;
(b)
the Customer begins negotiations with all or any class of its creditors with a view to rescheduling any of its debts, or makes a proposal for or enters into any compromise or arrangement with any of its creditors other than for the sole purpose of a scheme for a solvent amalgamation with one or more other companies or the solvent reconstruction;

(c)
the Customer applies to court for, or obtains, a moratorium under relevant laws;
(d)
a petition is filed, a notice is given, a resolution is passed, or an order is made, for or in connection with the winding up of Customer other than for the sole purpose of a scheme for a solvent amalgamation of the Customer with one or more other companies or the solvent reconstruction of the Customer;
(e)
an application is made to court, or an order is made, for the appointment of an administrator or a notice of intention to appoint an administrator is given or an administrator is appointed over the Customer;
(f)
the holder of a qualifying floating charge over the assets of the Customer has become entitled to appoint or has appointed an administrative receiver;
(g)
a person becomes entitled to appoint a receiver over all or any of the assets of the Customer or a receiver is appointed over all or any of the assets of the Customer;
(h)
a creditor or encumbrancer of the Customer attaches or takes possession of, or a distress, execution, sequestration or other such process is levied or enforced on or sued against, the whole or any part of its assets and such attachment or process is not discharged within [***];

occurs, or proceeding is taken, with respect to the other party in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in this clause, or ICE reasonably believes that the Customer is about to become subject to any of them, or if the Customer fails to pay any amount due under this Agreement on the due date for payment.

19.3
ICE may terminate this Agreement with immediate effects in case of breaches by the Customer of clauses 4.1 and 30.1, without prejudice to any damage compensation.

20.
Obligations on termination

On termination or expiry of this Agreement, the Customer shall pay any sums due under this Agreement and each party, upon request of the other, shall promptly return to the other party all equipment, materials and property belonging to the other party that the other party had supplied to it or a member of its Group in connection with the supply and purchase of the API under this Agreement.

21.
Survival

21.1
Termination or expiry of this Agreement shall not affect the operation of the following clauses:
(a)
clause 12 (Indemnity);
(b)
clause 13 (Limitation of liability);
(c)
clause 17 (Confidentiality);
(d)
clause 20 (Obligations on termination);
(e)
clause 34 (Governing law); and

(f)
clause 35 (Dispute resolution and arbitration),

and any other provision of this Agreement that is intended to continue to have effect after it has come to an end.

21.2
Termination or expiry of this Agreement shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination or expiry to the extent necessary to the intended preservation of such rights, remedies, obligations or liabilities, including the right to claim damages for any breach of this Agreement that existed at or before the date of termination or expiry.

22.
The Joint Steering Committee (JSC)

22.1
Within [***] of the Commencement Date, the parties shall, according to the rules set out below, establish a Joint Steering Committee (“JSC”) that shall meet and resolve upon the matters described in this clause 22.
22.2
Membership
(a)
Members. ICE and Customer shall each appoint three (3) representatives to serve on the JSC and all said representatives shall have voting rights to the JSC (“JSC Member”). ICE and Customer shall also each appoint one JSC Member to serve as a Co-Chairperson and serve until removed by the appointing party. Each party can at any time replace any of the JSC Member appointed by the same party by giving written notice to the other party. Each party can also appoint for each meeting an observer that can attend the relevant meeting.
(b)
Scope. The JSC Members shall meet to discuss and decide upon the following matters:
-
the capacity plan, regulatory strategy, and future development(s) under this Agreement;
-
any renewal and/or extension of the term of this Agreement;
-
global regulatory submissions to support Amylyx’ expansion plans for its finished products;
-
any disagreement upon the existence of Defects in the API according to clause 11.
22.3
Meetings and Voting
(a)
Cadence and Scheduling. Meetings shall be held when mutually decided by the Co- Chairperson, but in no event less than annually. All members shall be invited to each meeting in writing.

(b)
Quorum and Voting. The presence of two (2) JSC Members appointed by each of ICE and Customer shall constitute a quorum for the transaction of business at any meeting of the JSC. All decisions of the JSC shall be made by unanimous decision of all the JSC Members (i.e., 6 members out of 6). If a vote is brought to the table at any JSC meeting and all 6 members are not in attendance to vote, an ad-hoc meeting shall be scheduled within thirty (30) days of said meeting. If JSC Members cannot agree on a matter, said matter shall be escalated to the CEOs of both Customer and ICE. If a disagreement on a matter continues for thirty (30) days, formal proceedings outside the JSC may commence. Any decision taken by the JSC as per above and recorded in duly drafted and executed minutes as per below shall be binding upon the parties.

(c)
Recording. Minutes of each meeting of the JSC shall be drafted within 5 Business Days of the date of the meeting and circulated to all JSC Members for their comments. The minutes shall record: a) who is in attendance, b) the items discussed,

c) how vote was expressed and d) the decisions taken. The agreed upon version of the minutes shall be signed by all JSC Members in attendance at the relevant meeting.

23.
Force majeure

23.1
Force Majeure Event means any circumstance not in a party's reasonable control including:
(a)
acts of God, flood, drought, earthquake or other natural disaster;
(b)
epidemic or pandemic;
(c)
terrorist attack, civil war, civil commotion or riots, war, threat of or preparation for war, armed conflict, imposition of sanctions, embargo, or breaking off of diplomatic relations;
(d)
nuclear, chemical or biological contamination, or sonic boom;
(e)
any law or any action taken by a government or public authority, including imposing an export or import restriction, quota or prohibition, or failing to grant a necessary licence or consent;
(f)
collapse of buildings, fire, explosion or accident;
(g)
any labour or trade dispute, strikes, industrial action or lockouts; and
(h)
interruption or failure of utility service.

For the avoidance of doubts, it is hereby clarified that the fact that any authority denies the approval to the commercialization of any Finished Product in any geography or the subsequent withdrawal or cancellation of any such approval does not represent a Force Majeure Event.

23.2
Provided it has complied with clause 23.3, if a party is prevented, hindered or delayed in or from performing any of its obligations under this Agreement (other than an obligation to make payment) by a Force Majeure Event (“Affected Party”), the Affected Party shall not be in breach of this Agreement or otherwise liable for any such failure or delay in the performance of such obligations. The time for performance of such obligations shall be extended accordingly for a reasonable period of time.
23.3
The Affected Party shall:
(a)
as soon as reasonably practicable after the start of the Force Majeure Event, notify the other party of the Force Majeure Event, the date on which it started, its likely or potential duration, and the effect of the Force Majeure Event on its ability to perform any of its obligations under this Agreement; and

(b)
use all reasonable endeavours to mitigate the effect of the Force Majeure Event on the performance of its obligations.

24.
General warranties

24.1
Each party warrants and represents that:
(a)
it has full capacity and authority to enter into and perform this Agreement;
(b)
this Agreement is executed by a duly authorised representative of that party;
(c)
once duly executed, this Agreement will constitute its legal, valid and binding obligations;
(d)
it is not a party to or otherwise subject to any contract or arrangement with a third party that would prevent, prohibit, frustrate or materially conflict with any of its obligations or the other party's rights under this Agreement; and
(e)
financial information relating to that party or its affairs that it disclosed to the other party before execution of the agreement is accurate, not misleading and without material omissions.

25.
Costs

Except as expressly provided in this Agreement, each party shall pay its own costs incurred in connection with the negotiation, preparation and execution of this Agreement.

26.
Order of preference and severance

26.1
This Agreement shall take precedence over any pre-printed terms and conditions contained in the Parties’ purchase orders issued after the Commencement Date, acknowledgements or other forms, although such other documents will remain in force to the extent they do not conflict with the terms and conditions of this Agreement.
26.2
If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Agreement.
26.3
If any provision or part-provision of this Agreement is deemed deleted under clause 26.2, the parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision.

27.
Further assurance

At its own expense, each party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, promptly execute and deliver such documents and perform such acts as may be required for the purpose of giving full effect to this Agreement.

28.
Variation

No variation of this Agreement shall be effective unless it is in writing and signed by both parties (or their authorised representatives).

29.
Waiver

29.1
A waiver of any right or remedy under this Agreement or by law shall only be effective if given in writing and shall not be deemed a waiver of any subsequent right or remedy.
29.2
A failure or delay by a party to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy.

30.
Compliance

30.1
The parties undertake:
(a)
to comply in all respects with any applicable laws and regulations with respect on export controls and sanctions;
(b)
not to violate (and represents and warrants that it has not violated):
(i)
any applicable anti-corruption and anti-bribery laws;
(ii)
any applicable money laundering laws, terrorist financing laws, or financial recordkeeping and reporting requirements; and
(iii)
any applicable laws and regulations governing the importation and exportation of goods, equipment, technology, services, and information;
(c)
to have and maintain in place effective controls that are sufficient to provide reasonable assurances that violations of applicable anti-corruption, anti-bribery, sanctions, import and export, terrorist financing and anti-money laundering laws and regulations will be prevented;
(d)
to refrain from any behaviour that might constitute, in whole or in part, any of the offences referred to in Legislative Decree no. 231 of 8 June 2001;
(e)
to notify each other, without undue delay, of any violation or potential violation of law committed by the parties and shall be responsible, indemnify and hold the other party harmless for any damages arising from any violations or potential violations of such laws.

31.
Announcements

31.1
Subject to clause 31.2, neither party shall use the name or trade mark of the other party, or make, or permit any person to make, any public announcement, communication or circular (“Announcement”) concerning the existence, subject matter or terms of this Agreement, the wider transactions contemplated by it, or the relationship between the parties, without the prior written consent of the other parties (such consent not to be unreasonably withheld or delayed).

31.2
Where an Announcement is required by law, any relevant securities exchange, or by any court or other authority of competent jurisdiction, the party required to make the Announcement shall promptly notify the other party. The party concerned shall make all reasonable attempts to agree the contents of the

Announcement before making it.

32.
Notices

32.1
Any notice to be given under this Agreement shall either be delivered by hand or sent by courier or via email.

Such communications must be sent to the respective Party at the following address (or to such other address that may be designated in writing by a Party to the other from time to time):

If to ICE

At the address set out above Attention of: Roger Viney Email: r.viney@icepharma.com If to AMYLYX

At the address set out above Attention of: Tom Holmes

Email: amylyx_contracts@amylyx.com

A notice shall be deemed to have been served:

(a)
if delivered by hand, at the time of delivery (with written confirmation of receipt);
(b)
if sent by courier, at 9.00 am on the second Business Day after the envelope containing the same was delivered to the addressee;
(c)
if sent by email, on the date sent e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the party receiving the communication, and on the next business day if sent after normal business hours of the party receiving the communication.
32.2
This clause 32 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

32.3
A notice given under this Agreement is not valid if sent by email. For the avoidance of doubt, this clause 32 does not apply to day-to-day organisational communications between the parties, which may be sent by email.

33.
Entire agreement

33.1
This Agreement and its annexes constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter. In particular, by means of this Agreement the parties terminate the RDS Agreement, that shall cease to regulate the relationship between the parties.

33.2
Each party acknowledges that in entering into this Agreement it does not rely on, and shall have no remedies for, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not expressly set out in this Agreement. The only remedies available for any misrepresentation or breach of any representation or statement which was made prior to entry into this Agreement and which is expressly set out in this Agreement will be for breach of contract.
33.3
Each party agrees that it shall have no claim for negligent misrepresentation or misstatement based on any statement in this Agreement.
33.4
Nothing in this clause 33 shall limit or exclude any liability for fraud.

34.
Governing law

34.1
This Agreement shall be governed, interpreted and constructed in accordance with the laws of England and Wales, without regard to the conflict of laws, rules, or principles thereof.

35.
Dispute resolution and arbitration

35.1
All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.
35.2
The arbitration shall be conducted in English and the seat of the arbitration shall be London.
35.3
Unless the Parties expressly agree in writing to the contrary, the Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain - save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority.

Schedule 1 Prices

1)
PRICE WITH RESPECT TO API DELIVERED UP TO 31 DECEMBER 2023

The Price for any Kg of API shall be equal to [***].

2)
PRICE WITH RESPECT TO API DELIVERED AFTER 31 DECEMBER 2023 THROUGH 31

DECEMBER 2028

The Price of the API shall be calculated according to the table and the rules set out below

	Quantity per tier (kg)	Total Quantity (kg)	Price per tier (US$)
Minimum Vol.	[***]	[***]	[***]

Addition	[***]	[***]	[***]
Addition	[***]	[***]	[***]
Addition	[***]	[***]	[***]
Addition	[***]	[***]	[***]
Addition	[***]	[***]	[***]
Addition	[***]	[***]	[***]
Addition	[***]	[***]	[***]

i.
The Price in case of purchase of up to [***] of API is equal to [***];

ii.
In case of purchase of additional quantities of API, the Price indicated as from the second row of the third column of the table above shall apply for each additional quantity of up to [***], provided that the price of [***] shall apply to any quantity exceeding [***];

iii.
The Price initially applied by ICE (the “Provisional Price”) will be determined on the basis of the total quantity of API to be purchased by AMYLYX in a Calendar Year as forecasted and communicated to ICE in the Rolling Updated Forecast transmitted to ICE in December of each Calendar Year (the “Forecasted Amount”). An example of how the Provisional Price is determined is set out below (see Example A);

iv.
At the end of each Calendar Year a reconciliation will be made by ICE between the Provisional Price calculated on the basis of the Forecasted Amount and the effective Price based on the actual quantities of API effectively purchased by AMYLYX and ICE will either issue an invoice or a credit note to AMYLYX on the basis of the results of the said reconciliation. An example of how the reconciliation is made is set out below (see Example B);

v.
Any credit note referred to under (iv) above shall be set-off directly by ICE against the amounts due by AMYLYX under the immediately subsequent invoice(s) to be issued by ICE under the Agreement, while any invoice referred to under (iv) above shall be paid by AMYLYX according to clause 6 of the Agreement.

A)
Example of determination of the Provisional Price

If the Forecasted Amount in a given Calendar Year is equal to [***] of API, then the Provisional Price per kg initially invoiced by ICE throughout the relevant Calendar Year (subject to the reconciliation referred to under (iv) above) would be equal to [***], calculated as follows: [***].

B)
Follow-up - Example of reconciliation

If AMYLYX effectively purchases in the relevant Calendar Year [***] of API, the Price would be equal to Provisional Price and, as such, no reconciliation would be needed.

If AMYLYX purchases a quantity which is lower or higher (as the case may be) than [***], then a reconciliation shall be made in order to determine the Price.

By way of example, if AMYLYX purchases [***] (i.e., a quantity which is lower than [***]), the Price per Kg would be equal to [***], calculated as follows:

[***]

Under this scenario, ICE would issue an invoice for an amount equal to the difference between the price for a volume of [***] and that for [***] multiplied by the volume purchased, equal to [***], calculated as follows:

[***]

If AMYLYX, on the contrary, purchases [***] (i.e., a quantity which is higher than [***]), the Price per kg would be equal to [***], calculated as follows:

[***]

Under this scenario ICE would issue a credit note for an amount equal to the difference between the price for a volume of [***] and that for [***] multiplied by the volume purchased, equal to [***] calculated as follows:

[***]

”

Schedule 2 Initial Forecast

Delivery Month	Aug-23	Sep-23	Oct-23	Nov-23	Dec-23	Jan-24	Feb-24	Mar-24	Apr-24	May-24	Jun-24	Jul-24	Aug-24	Sep-24	Oct-24	Nov-24	Dec-24
Quantity Planned	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Delivered qty
PO		PO102762		PO102762	PO102762

26

Schedule 3 Mutual Confidentiality Agreement

27

MUTUAL CONFIDENTIALITY AGREEMENT

[***]